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                                                                  Exhibit (e)(2)

March 21, 2008


ALPS Distributors, Inc.
Attn:  General Counsel
1625 Broadway, Suite 2200
Denver, CO  80202

Re:      AMENDMENT TO SCHEDULE A

Dear Sir or Madam:

         This letter agreement serves to amend our distribution agreement, between Laudus Trust, Laudus Variable Insurance Trust, Charles Schwab Investment
Management, Inc. and ALPS Distributors, Inc. dated October 1, 2005 (the
"Agreement"). The parties wish to amend the Agreement to change the name of a party and the state under which that party was organized: Laudus Variable
Insurance Trust, a Massachusetts business trust, is hereby changed to Laudus
Institutional Trust, a Delaware statutory trust.

         In addition, the parties wish to amend Schedule A to the Agreement.
Schedule A has been amended to add the Laudus Mondrian International Equity
Fund, Laudus Mondrian Global Equity Fund, Laudus Mondrian Institutional
International Equity Fund and Laudus Mondrian Institutional Emerging Markets
Fund.

         The Agreement otherwise remains unchanged and shall continue in full force and effect.

         In the space provided below, please acknowledge your agreement to the foregoing.

                                          Very truly yours,

                                          Laudus Trust
                                          Laudus Institutional Trust


                                          By:      /s/ George Pereira
                                                  ------------------------------
                                          Name:   George Pereira
                                          Title:  Chief Financial Officer


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
ACKNOWLEDGED AND AGREED TO:

ALPS Distributors, Inc.                               Charles Schwab Investment Management, Inc.
                                                      with respect to Section 4 hereof only

By:               /s/ Jeremy O. May                   By:      /s/ Randall W. Merk
         -----------------------------------                   -------------------
Name:             Jeremy O. May                       Name:    Randall W. Merk
         -----------------------------------
Title:   Managing Director,                           Title:   President and Chief Executive Officer
         -------------------
         Operations and Client Services
         ------------------------------

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                               AMENDED SCHEDULE A
                                     TO THE
                             DISTRIBUTION AGREEMENT

                                 March 21, 2008

LAUDUS TRUST

         Laudus Rosenberg U.S. Large Capitalization Fund

         Laudus Rosenberg U.S. Large Capitalization Growth Fund

         Laudus Rosenberg U.S. Large Capitalization Value Fund

         Laudus Rosenberg U.S. Discovery Fund

         Laudus Rosenberg U.S. Small Capitalization Fund

         Laudus Rosenberg International Equity Fund

         Laudus Rosenberg International Small Capitalization Fund

         Laudus Rosenberg International Discovery Fund

         Laudus Rosenberg Value Long/Short Equity Fund

         Laudus Mondrian Emerging Markets Fund

         Laudus Mondrian International Fixed Income Fund

         Laudus Mondrian International Equity Fund
         -----------------------------------------

         Laudus Mondrian Global Equity Fund
         -----------------------------------------




LAUDUS INSTITUTIONAL TRUST (formerly Laudus Variable Insurance Trust)

         Laudus Mondrian Institutional International Equity Fund
         -------------------------------------------------------

         Laudus Mondrian Institutional Emerging Markets Fund
         ---------------------------------------------------